SECURITIES AND EXCHANGE COMMISSION
Washington, DC. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 30, 2003

FIRST CONSULTING GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd. 4th Floor, Long Beach, CA

90802
(Address of principal executive offices)		(Zip Code)

(562) 624-5200
(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure

On April 30, 2003, First Consulting Group issued a press release announcing its anticipated participation in two investor conferences on May 7, 2003 and May 14, 2003, respectively.  We also announced that senior management would host an investor day in New York, New York on May 21, 2003 and that our 2003 Annual Meeting of Stockholders will be held on June 3, 2003 at our corporate offices in Long Beach, California.  All of the events will be available via webcast (live and archived) through the “Investors” link on our website at www.fcg.com.  The full text of the press release is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.

Date: April 30, 2003	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
VP, General Counsel and Secretary